Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the VSE Corporation 1998 Stock Option Plan of our report dated February 21, 2003, with respect to the consolidated financial statements of VSE Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, and filed with the Securities and Exchange Commission.


                                                        /s/ ERNST & YOUNG LLP


McLean, Virginia
October 7, 2003